                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2000


                         LUCAS EDUCATIONAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      0-24374                62-1690722
----------------------------       ----------------        ----------------
(State or other jurisdiction       (Commission File        (I.R.S. Employer
     of incorporation)                     Number)         Identification No.)


              17950 Preston Road, Suite 912, Dallas, Texas    75252
              --------------------------------------------------------
              (Address of principal executive offices)      (Zip Code)



        Registrant's telephone number, including area code: 972.267.7250

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Tanner + Co., Certified Public Accountants of Salt Lake City, Utah audited the financial statements of the Registrant for the fiscal years ended March 31, 1999 and 2000. On November 2, 2000 the Registrant was informed by Tanner + Co. that they had informed the Securities and Exchange Commission that the client/auditor relationship with the Registrant had ceased. Subsequent to that date Tanner + Co. agreed to review the 10-QSB for the six months ended September 30, 2000 and the Registrant reappointed them as certifying independent accountants on November 15, 2000.

There were no disagreements between the Registrant and Tanner + Co., whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

The reports of Tanner + Co. did not contain any adverse opinion or disclaimer of opinion, and with the exception of a "going concern" qualification because of the lack of material operations of the Development Stage Registrant during the fiscal year ended March 31, 1999, were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant has provide Tanner + Co. with a copy of the disclosures it is making in response to this Item and has requested Tanner + Co. to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree. A copy of Tanner + Co.'s response is attached hereto and incorporated herein by reference. See Item 7. Exhibit.


ITEM 7.        EXHIBIT

         (b)   Exhibit

         Exhibit 16   Letter of Tanner + Co. regarding re-engagement by
                      Registrant


                                    SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               LUCAS EDUCATIONAL SYSTEMS, INC.




Dated:  November 20, 2000                      By:  /s/ Steven R. Crowell
                                                  -----------------------------
                                                    Steven R. Crowell
                                                    Chief Financial Officer

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  16           Letter of Tanner + Co. regarding re-engagement by Registrant